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                                                                    EXHIBIT-23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Conseco, Inc.:


We consent to the incorporation by reference of our report dated January 27, 1998, relating to the consolidated statements of operations, shareholder's equity and cash flows for the year ended December 31, 1997, of Conseco Finance Corp. and subsidiaries (formerly known as Green Tree Financial Corporation), which report appears in the December 31, 1999 Form 10-K of Conseco, Inc., in the following Registration Statements of Conseco, Inc.: Nos. 33-57079, 33-56901, 33-57931, 33-40556, 33-58710, 33-58712, 333-10297, 333-18037, 333- 18581,
333-19783, 333-23251, 333-28305, 333-32615, 333-32617, 333-51123 and 333- 83607
on Form S-8 and Nos. 333-32621, 333-83465, 333-85825 and 333-94683 on Form S-3.
Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.



                                                /s/ KPMG LLP



Minneapolis, Minnesota
April 11, 2000